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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Sequoia Systems, Inc. on Form S-8 (File Nos. 33-35362, 33-40339, 33-64690,
33-63403, 33-63405 and 33-63407) of our reports dated July 22, 1996, except for
Note 11, as to which the date is September 10, 1996, on our audits of the consolidated financial statement and financial statement schedule of Sequoia Systems, Inc. as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996 which reports are included in this Annual Report on Form 10-K.




Boston, Massachusetts                          COOPERS & LYBRAND L.L.P.
September 24, 1996